INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-67814 of Barry's Jewelers, Inc. on Form S-8 of our report dated August 3, 1995, except for Note 8, as to which the date is August 15, 1996 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in footnote 8), appearing in the Annual Report on Form 10-K/A of Barry's Jewelers, Inc. for the year ended May 31, 1995.



/s/ DELOITTE & TOUCHE LLP


Los Angeles, California
August 28, 1996









                                   EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) No. 33-67184 of our report dated August 8, 1994 with respect to the balance sheet of Barry's Jewelers, Inc. at May 31, 1994, and the related statements of operations, shareholders' equity, and cash flows for the year ended May 31, 1994 (Company), for the eleven month period ended May 31, 1993 (Company) and one month period ended June 30, 1992 (Predecessor), and the related financial statement schedule, included in the Annual Report (Form 10-K/A) of Barry's Jewelers, Inc. for its fiscal year ended May 31, 1995.


                                             /s/ ERNST & YOUNG LLP


Los Angeles, California
August 28, 1996






                                   EXHIBIT 23